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As filed with the Securities and Exchange Commission on May __
1996

Registration No.  333-


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE HARPER GROUP, INC.
(Exact name of issuer as specified in its charter)

            Delaware                               94-1740320
  (State or other jurisdiction                  (I.R.S. employer
of incorporation or organization)          identification number)

260 Townsend Street, San Francisco, California  94107-0933
(Address of principal executive offices)   (Zip Code)

THE HARPER GROUP, INC. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS
THE HARPER GROUP, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS

(Full titles of the plans)

Peter Gibert
The Harper Group, Inc.
260 Townsend Street, San Francisco, California  94107-0933
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(415) 978-0600

Copy to:
John F. Seegal, Esq.
Orrick, Herrington & Sutcliffe
400 Sansome Street
San Francisco, California  94111

CALCULATION OF REGISTRATION FEE
=================================================================
                               Proposed    Proposed
Title of                       Maximum     Maximum
Securities         Amount      Offering    Aggregate   Amount of
  to be            to be       Price       Offering  Registration
Registered       Registered    Per Share*  Price*           Fee*
_________________________________________________________________
Common Stock,    230,000 shares     $20.75 $4,772,500 $1646.00
and Options to
Purchase Common
Stock
=================================================================

* Estimated solely for the purpose of calculating the registration fee and based on the closing price for the Common
   Stock on May 14, 1996 on the NASDAQ National Market System.
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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the Annual Report on Form 10-K for The Harper Group, Inc. (the "Company") for the fiscal year ended December 31, 1995 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Form 10-K; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article SIXTH of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

Article V of the Company's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.
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The Company has entered into indemnification agreements with each director and officer which provide indemnification under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1  The Harper Group, Inc. 1995 Stock Option Plan for Non
- -Employee Directors (incorporated by reference to Exhibit 10.12 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-8664).

4.2  The Harper Group, Inc. Stock Option Plan for Non-Employee
Directors (incorporated by reference to Exhibit 10.6 to the registrant's Annual Report on Form 10-K for the fiscal year ended
December 31, 1992, Commission File No. 0-8664).

4.3  Form of Non-Qualified Stock Option Agreement for The Harper
Group, Inc. 1995 Stock Option Plan for Non-Employee Directors.

4.4  Form of Non-Qualified Stock Option Agreement for The Harper
Group, Inc. Stock Option Plan for Non-Employee Directors.

5.1  Opinion of Orrick, Herrington & Sutcliffe.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Orrick, Herrington & Sutcliffe is included in
Exhibit 5.1.

ITEM 9.  UNDERTAKINGS

   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section
                   10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or
                    events arising after the effective date of
                    the registration statement (or the most
                    recent post-effective amendment thereof)
                    which, individually or in the aggregate,
                    represent a fundamental change in the
                    information set forth in the registration
                    statement;
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              (iii) To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such
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indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 17th of May, 1996.

The Harper Group, Inc.
   (Registrant)

     /s/ Peter Gibert
         Peter Gibert
  President, Chairman of the Board
    and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                           Title                 Date

Principal Executive Officer:


 /s/ Peter Gibert
     Peter Gibert                   President,     May 17, 1996
                                    Chairman of the
                                    Board and Chief
                                    Executive Officer

Principal Financial Officer and
   Accounting Officer:

  /s/ Robert J. Diaz
      Robert J. Diaz                Senior Vice    May 17, 1996
                                    President, Chief
                                    Financial Officer
                                    and Treasurer
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Directors:


 /s/ Peter Gibert
     Peter Gibert                   Director       May 17, 1996


 /s/ Edwin J. Holman
     Edwin J. Holman                Director       May 17, 1996


 /s/ John M. Kaiser
     John M. Kaiser                 Director       May 17, 1996


 /s/ Ray C. Robinson, Jr.
     Ray C. Robinson, Jr.           Director       May 17, 1996


 /s/ Wesley J. Fastiff
     Wesley J. Fastiff              Director       May 17, 1996


 /s/ Frank J. Wezniak
     Frank J. Wezniak               Director       May 17, 1996


A majority of the members of the Board of Directors.

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EXHIBIT INDEX

4.1  The Harper Group, Inc. 1995 Stock Option Plan for Non
- -Employee Directors (incorporated by reference to Exhibit 10.12 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-8664).

4.2  The Harper Group, Inc. Stock Option Plan for Non-Employee
Directors (incorporated by reference to Exhibit 10.6 to the registrant's Annual Report on Form 10-K for the fiscal year ended
December 31, 1992, Commission File No. 0-8664).

4.3  Form of Non-Qualified Stock Option Agreement for The Harper
Group, Inc. 1995 Stock Option Plan for Non-Employee Directors.

4.4  Form of Non-Qualified Stock Option Agreement for The Harper
Group, Inc. Stock Option Plan for Non-Employee Directors.

5.1  Opinion of Orrick, Herrington & Sutcliffe.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Orrick, Herrington & Sutcliffe is included in
Exhibit 5.1.